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                                                                     Exhibit 5.1

                              AKIN, GUMP, STRAUSS,
                              HAUER & FELD, L.L.P.
                               ATTORNEYS AT LAW
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                     INCLUDING PROFESSIONAL CORPORATIONS
AUSTIN
BRUSSELS                      590 MADISON AVENUE
DALLAS                            20TH FLOOR
HOUSTON                       NEW YORK, NY 10022
LONDON                          (212) 872-1000
LOS ANGELES                   FAX (212) 872-1002
MOSCOW
NEW YORK                                                 Stephen E. Older
PHILADELPHIA                                           solder@akingump.com
SAN ANTONIO                                           Direct Dial (212) 872-1068
WASHINGTON, D.C.

                                 April 25, 2002

RBX Corporation
5221 ValleyPark Drive
Roanoke, Virginia 24019

         Re:   RBX Corporation, Registration Statement Form S-1
               (Registration No. 333-82630)


Ladies and Gentlemen:

         We have acted as special counsel to RBX Corporation, a Delaware corporation (the "Company") and RBX Industries, Inc., a Delaware corporation (the "Guarantor" and together with the Company, the "Registrants"), in connection with the registration, pursuant to a registration statement on Form S-1, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the selling holders listed in the Registration Statement of up to 635,576 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), warrants to purchase up to 11,563 shares of Common Stock (the "Warrants") issued pursuant to a Warrant Agreement, dated August 27, 2001 (the "Warrant Agreement"), entered into by the Company and The Bank of New York, as Warrant Agent, 11,563 shares of Common Stock underlying the Warrants (the "Warrant Shares") and up to $16,500,000 aggregate principal amount of the Company's 12% Senior Secured Notes due 2006 (the "Notes") guaranteed by the Guarantor (the "Guarantee") and issued under an Indenture, dated as of August 27, 2001 (the "Indenture"), entered into by the Company and State Street Bank and Trust Company, as Trustee. The Shares, the Warrants, the Warrant Shares and the Notes are collectively referred to as the "Securities".

         We have examined originals or certified copies of such corporate records of the Registrants and other certificates and documents of officials of the Registrants, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

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RBX Corporation
April 25, 2002
Page 2




     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:



     1. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     2. The Warrants have been duly authorized and validly issued and are fully paid and nonassessable and the valid and binding obligations of the Company, enforceable against it in accordance with their terms.

     3. The Warrant Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable.

     4. The Notes have been duly authorized and are valid and binding obligations of the Company, enforceable against it in accordance with their terms and are entitled to the benefits of the Indenture.

     5. The Guarantee has been duly authorized by the Guarantor and is the valid and binding obligations of the Guarantor, enforceable against it in accordance with its terms.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

C. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you or any future changes in the foregoing or of any fact or circumstances that may hereafter come to our attention.

D. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; and (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution .

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RBX Corporation
April 25, 2002
Page 3



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P. AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.